Exhibit 99.1

BurgerFi Reports First Quarter 2021 Results

- Total Revenue Increased 32% Year-Over-Year in the First Quarter, Same Store Sales Up 11% in Corporate Owned

Restaurants and Systemwide Sales Up 19% -

- Digital Channel Sales Increase 98% Year-Over-Year in the First Quarter -

- Company to Hold Conference Call Tomorrow, May 20th, at 8:30 a.m. ET -

PALM BEACH, FL – May 19, 2021 – BurgerFi International Inc. (Nasdaq: BFI, BFIIW), one of the nation’s fastest-growing premium fast-casual concepts, Fast Casuals’ #1 Brand of the year for 2021 in the Top 100 Movers and Shakers list and USA Today’s 10Best Readers’ Choice for 2021, is reporting financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Key Metrics1 Summary

(in thousands, except for percentage data)	Three Months Ended March 31, 2021
Systemwide Restaurant Sales	$39,820
Systemwide Restaurant Sales YOY Growth	19%
Systemwide Restaurant Same Store Sales YOY Growth	4%
Corporate Restaurant Sales	$8,143
Corporate Restaurant Sales YOY Growth	41%
Corporate Restaurant Same Store Sales YOY Growth	11%
Digital Channel Systemwide Sales	$13,014
Digital Channel Sales YOY Growth	98%
Digital Channel Orders	519
Digital Channel Orders % of Systemwide Sales	33%

[1]	Refer to “Key Metrics Definitions” and “About Non-GAAP Financial Measures” sections below.

Management Commentary

“The first quarter of 2021 reflected our return to positive sales growth, achieved through unit growth and same store sales growth in both corporate owned restaurants and franchised locations,” said Julio Ramirez, CEO of BurgerFi. “Our success demonstrates the continued momentum from the COVID-19 pandemic recovery, supported by growth in our number of locations, strong results from our digital channel, the execution of our marketing strategy and successful limited time offerings. As a continuation of the investments in our digital channel, we also recently announced that we have hired Karl Goodhew as chief technology officer, a new position at our company that reflects the increasingly important role that technology is playing in our business. Additionally, we continue to redefine our brand and value proposition, and I’m pleased to say we have hired Henry Gonzalez as chief marketing officer. With his extensive leadership experience in field and corporate marketing, he is uniquely qualified to collaborate with all stakeholders to help us unlock our brand’s potential and drive growth.

“For 2021, we will continue to execute on our restaurant development plan in both new and existing markets with plans to open approximately 30 restaurants this year. We opened four new restaurants in the first quarter, one in April and currently have 21 restaurants in various stages of development and plan to expand our Ghost Kitchens through our partnerships with Reef and Epic Kitchens through opening 15-20 additional locations by the end of 2021. We are looking forward to bringing the ‘better burger’ experience to more consumers nationwide and internationally as we continue to build our brand. With our ongoing brand recognition efforts, we remain committed to innovating our menu items with unique offerings, like our Swag Burger and Dunkaroo Shake, to drive further excitement with consumers. We are optimistic about our expansion efforts on the eastern seaboard and internationally, and we anticipate that our growing presence will deliver strong results.”

Commenting on the results, Ophir Sternberg, Executive Chairman of BurgerFi, stated: “BurgerFi started the year strong receiving multiple awards, including being named a top fast casual restaurant by USA Today’s 10Best Readers’ Choice Awards. An increasing number of people continue to be introduced to our best-in-class menu and we look forward to the continued expansion of the brand in 2021 through new restaurant openings. I am also excited that we have topped off our c-suite with our recent appointments of our chief financial, chief technology and chief marketing officers. With the great talent we have in place, we are well positioned for 2021 and beyond.”

First Quarter 2021 Financial Results

Total revenue in the first quarter of 2021 increased 32% to $11.0 million compared to $8.3 million in the year-ago quarter. New restaurant openings and same store sales increases supported by the Company’s digital channel sales, continued to drive sequential improvement in same store sales for the first quarter. Systemwide sales in the first quarter of 2021 increased 19% to $39.8 million compared to $33.5 million in the prior year period. Corporate owned restaurants delivered an 11% increase in same store sales.

Restaurant-level operating expenses for the first quarter were $7.4 million compared to $5.3 million in the year-ago quarter. Restaurant-level operating margin was 13.5% compared to 13.6% in the first quarter of 2020, with the slight decline driven primarily by a higher percentage of our business being supported by third party delivery service partners.

Net loss attributable to controlling interests and common shareholders in the first quarter was $8.2 million compared to net income attributable to controlling interests and common shareholders of $0.8 million in the year-ago quarter. The additional income generated by higher sales was more than offset by the non-cash loss on change in value of warrant liabilities, a valuation allowance in relation to the Company’s deferred tax assets and higher depreciation and amortization expense as a result of the Company’s business combination in December 2020, non-cash share-based compensation expense and the increase in costs associated with being a public company.

Adjusted EBITDA in the first quarter of 2021 was $0.7 million compared to $1.1 million in the year-ago quarter. The decline was primarily a result of an increase in the aforementioned costs associated with being a public company, along with foundational investments to support future growth initiatives. See reconciliation of GAAP to Non-GAAP measures below.

Liquidity

At March 31, 2021, the Company had $34.7 million in unrestricted cash, compared to $37.2 million at December 31, 2020. BurgerFi repaid and then terminated its revolving credit line in January 2021.

2021 Outlook

BurgerFi remains optimistic about its short-term and long-term prospects. BurgerFi is providing the following limited modeling assumptions related to its plans for 2021:

•	The Company plans to open approximately 30 new restaurants in 2021, as well as approximately 15-20 new Ghost Kitchens.

•	Capital expenditures are planned to be approximately $15 million for 2021, primarily to support new restaurant construction.

Conference Call

The Company will hold a conference call tomorrow, May 20th at 8:30 a.m. Eastern time to discuss its first quarter 2021 results, along with its recently filed fourth quarter and full year 2020 results.

Date: Thursday, May 20, 2021

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: 1-833-693-0539

International dial-in number: 1-661-407-1580

Conference ID: 2977159

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at ir.burgerfi.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through June 1, 2021.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 2977159

Key Metrics Definitions

The following definitions apply to the terms listed below:

“Systemwide Restaurant Sales” is presented as informational data in order to understand the aggregation of, franchised stores sales, ghost kitchen and corporate-owned stores sales performance. Systemwide restaurant sales growth refers to the percentage change in sales at all franchise restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide restaurant same store sales growth refers to the percentage change in sales at all franchise restaurants, ghost kitchens, and corporate-owned restaurants once the restaurant has been in operation after 14 months. See definition below for same store sales.

“Corporate-Owned Restaurant Sales” represent the sales generated by corporate-owned restaurants. Corporate-owned restaurant sales growth refers to the percentage change is sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-owned restaurant same stores sales growth refers to the percentage change in sales at all corporate-owned restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing corporate restaurants.

“Same Store Sales” is used to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of same store sales once it has been in operation after 14 months. A restaurant which is temporarily closed (including as a result of the Covid-19 pandemic), is included in the same store sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the same store sales computation. Employee complimentary meals are excluded from the computation. Our calculation of same store sales may not be comparable to others in the industry.

“Digital Channel Systemwide Sales” is used to measure performance of our digital platform and partnerships with third party delivery partners. We believe our digital platform capabilities are a vital element to continuing to serve our customers and will continue to be a differentiator for BurgerFi as compared to some of our competitors. Digital channel systemwide sales refer to sales generated through the use of digital platforms across all our franchise and corporate-owned restaurants. Digital channel sales growth refers to the percentage change in sales through our digital platforms in one period from the same period in the prior year for all franchise and corporate-owned restaurants. Digital channel orders and digital channel orders as a percentage of systemwide sales are indicative of the number of orders placed through our digital platforms and the percentage of those digital orders when compared to total number of orders at all our franchise and corporate restaurants.

“Adjusted EBITDA,” a non-GAAP measure, is defined as net income attributable to common shareholders and controlling interests before interest, income taxes, depreciation and amortization, merger and acquisition related costs, preopening costs, share-based compensation expense, gains and losses on change in value of warrant liabilities, and certain legal matters.

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation’s fastest-growing better burger concepts with approximately 120 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine’s

Breakout Brand of 2020, placed in the top 10 on Fast Casual’s Top 100 Movers & Shakers list in 2020, was named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019 and is included in Inc. Magazine’s Fastest Growing Private Companies List. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and ‘Like’ BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the measure Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant financial measures in accordance with GAAP.

For more information on this non-GAAP financial measures, please see the tables captioned Reconciliation of Net Income (Loss) to Adjusted EBITDA included at the end of this release.

Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi’s estimates of its future business outlook, prospects or financial results. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and those discussed in other documents we file with the Securities and Exchange Commission. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach or Cody Cree

(949) 574-3860

BFI@GatewayIR.com

Company Contact:

BurgerFi International Inc.

IR@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr

BurgerFi International Inc., and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except for per share data)	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$34,654	$37,150
Cash - restricted	2,124	3,233
Accounts receivable, net	695	718
Inventory	232	268
Deferred income taxes	—	713
Asset held for sale	732	732
Other current assets	1,460	1,607

TOTAL CURRENT ASSETS	39,897	44,421
PROPERTY & EQUIPMENT, net	9,263	8,004
DUE FROM RELATED COMPANIES	97	74
GOODWILL	119,955	119,542
INTANGIBLE ASSETS	115,051	116,824
OTHER ASSETS	258	251

TOTAL ASSETS	$284,521	$289,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$2,686	$1,678
Accrued expense	969	1,203
Other deposit	907	907
Other liabilities	803	430
Deferred initial franchise fees, current portion	466	490
Notes payable - current	1,203	1,438
Revolving line of credit	—	3,012

TOTAL CURRENT LIABILITIES	7,034	9,158
NON-CURRENT LIABILITIES
Deferred initial franchise fees, net of current portion	2,845	2,816
Warrant liability	21,462	16,516
Notes Payable	1,633	1,522
Deferred rent	160	29

TOTAL LIABILITIES	33,134	30,041
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity
Common stock, $0.0001 par value, 100,000,000 shares authorized, 17,830,507 and 17,541,838 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.	2	2
Additional paid-in capital	261,820	261,298
Accumulated deficit	(10,435)	(2,225)

TOTAL STOCKHOLDERS’ EQUITY	251,387	259,075

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$284,521	$289,116

BurgerFi International Inc., and Subsidiaries

Consolidated Statements of Operations

As Opes Acquisition Corp.’s historical financial information is excluded from the Predecessor financial information, the business, and thus financial results, of the Successor and Predecessor entities, are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination.

	Successor	Predecessor
(in thousands)	Three Months Ended March 31, 2021 (Unaudited)	Three Months Ended March 31, 2020 (Unaudited)
REVENUE
Restaurant sales	$8,506	$6,123
Royalty and other fees	1,910	1,696
Royalty—brand development and co-op	511	417
Franchise fees	108	101

TOTAL REVENUE	11,035	8,337
Restaurant level operating expenses:
Food, beverage and paper costs	2,432	1,844
Labor and related expenses	2,290	1,895
Other operating expenses	1,841	981
Occupancy and related expenses	792	569
General and administrative expenses	2,985	1,586
Share-based compensation expense	522	—
Depreciation and amortization expense	2,108	244
Brand development and co-op advertising expense	722	470

TOTAL OPERATING EXPENSES	13,692	7,589

OPERATING (LOSS) INCOME	(2,657)	748
Other income	114	59
Loss on change in value of warrant liability	(4,946)	—
Interest expense	(8)	(30)

(Loss) income before income taxes	(7,497)	777
Income tax expense	(713)	—

Net (Loss) income	(8,210)	777
Net Income Attributable to Non-Controlling Interests (predecessor)	—	5

Net (Loss) income Attributable to common shareholders (successor) and Controlling Interests (predecessor)	$(8,210)	$772

BurgerFi International Inc., and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(Non-GAAP) (Unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
(in thousands)	(Unaudited)	(Unaudited)
(Loss) Income Attributable to Common Shareholders (successor) and Controlling Interests (predecessor)	$(8,210)	$772
Adjustments:
Depreciation and amortization	2,108	244
Merger and acquisition related costs	429	—
Preopening costs	126	59
Interest expense	8	30
Income tax	713	—
Share-based compensation expense	522	—
Gain on extinguishment of debt	(114)	—
Loss on change in value of warrant liability	4,946	—
Legal matters	200	—

Adjusted EBITDA	$728	$1,105